Exhibit 9.1

1861 International Drive

Suite 400

McLean, VA 22102

T +1 703 336 6400

F +1 703 336 6401

www.rsmus.com

November 20, 2020

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read FUNDRISE GROWTH EREIT VI, LLC’s statements included under Item 4(a) of its Form 1- U dated November 20, 2020 and we agree with such statements concerning our firm.

/s/ RSM US LLP

RSM US LLP